                                                                     Exhibit 4.4

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP

C H A N C E


                                STEELCASE INC.

                                   as Issuer

                                 BANK ONE, NA

                     as Issuing Agent and as Paying Agent

           _______________________________________________________________

                ISSUING AND PAYING AGENCY AGREEMENT (ECP NOTES)
                        relating to a U.S.$400,000,000
                       GLOBAL COMMERCIAL PAPER PROGRAMME

        _______________________________________________________________


                                 20 June 2001

                                   CONTENTS

Clause                                                            Page
1.   Interpretation............................................      1

2.   Appointment Of The Agent..................................      3

3.   The Notes.................................................      3

4.   Issue Of Notes............................................      4

5.   Payments..................................................      6

6.   Cancellation, Destruction, Records And Custody............      7

7.   Appointment And Duties Of The Calculation Agent...........      8

8.   Fees And Expenses.........................................      8

9.   Terms Of Appointment......................................      8

10.  Changes In Agents.........................................     10

11.  Modification..............................................     11

12.  Notices...................................................     11

13.  Law And Jurisdiction......................................     11

14.  Counterparts..............................................     12

SCHEDULE 1    Form Of Confirmation To Issuing Agent............     13

SCHEDULE 2    Forms Of Note....................................     14

SCHEDULE 3    Timetable For Issues Of Notes....................     36

THIS AGREEMENT is made on 20 June 2001

__________________

BETWEEN

(1)  STEELCASE INC. (the "Issuer"); and

(2)  BANK ONE, NA.

WHEREAS

(A) The Issuer has established a programme (the "Programme") for the issuance of commercial paper, in connection with which it has entered into a dealer agreement (as amended, supplemented and/or restated from time to time, the "Dealer Agreement") dated the date hereof and made between the Issuer and the dealers from time to time party thereto (together, the "Dealers" and each a "Dealer") pursuant to which the Issuer may from time to time issue Notes (as defined below).

(B) The parties hereto wish to record the arrangements agreed between them in relation to the Notes to be issued under the Programme.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  In this Agreement:

     "Agents" means the Issuing Agent, the Paying Agent and the Principal Paying Agent, and "Agent" shall be construed accordingly.

     "Business Day" means, except where the context requires otherwise, a day (other than a Saturday or Sunday):

     (a) on which deposits in the relevant currency are dealt in on the London interbank market and on which commercial banks are open for business in London;

     (b) if a payment is to be made on that day under this Agreement, the Dealer Agreement, any of the Notes, on which commercial banks are open for business in the place of payment;

     (c)  on which Euroclear and Clearstream, Luxembourg are in operation; and

     (d) in the case of Notes denominated in euro, which is a TARGET Business Day (as defined below);

     "Calculation Agent" means such person appointed as such pursuant to a calculation agency agreement executed in the form set out in Schedule 6 to the Dealer Agreement and includes any successor in such capacity;

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, Luxembourg;

     "Definitive Note" means a security printed Note in definitive form;

     "Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a Note denominated in Dollars;

     "euro" denotes the single currency of those member states of the European Union participating in European Monetary Union from time to time; and "euro Note" means a Note denominated in euro;

     "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear system or any successor thereto;

     "Global Note" means a Note in global form, representing an issue of promissory notes of a like maturity which may be issued by the Issuer from time to time pursuant to this Agreement;

     "Index Linked Note" has the meaning ascribed thereto in the Dealer
     Agreement;

     "Issuing Agent", "Paying Agent" and "Principal Paying Agent" means Bank One, NA in its capacity as issuing agent, paying agent or principal paying agent respectively in relation to the Notes or its successor in such capacity and any other issuing agent, paying agent or principal paying agent appointed by the Issuer on the terms hereof;

     "Issue Date" means the date on which the Note is, or is to be, issued hereunder;

     "Maximum Amount" means U.S.$400,000,000 or its equivalent in other currencies, as such amount may be increased from time to time pursuant to the Dealer Agreement;

     "Maturity Date" means, in relation to a Note, the last day of the Tenor thereof;

     "Note" means a bearer promissory note of the Issuer purchased or to be purchased by a Dealer under the Dealer Agreement, in definitive or global form, substantially in the relevant form scheduled hereto or such other form as may be agreed from time to time between the Issuer and the Issuing Agent and, unless the context otherwise requires, the promissory notes represented by the Global Notes;

     "specified office" means, in relation to any Agent, the office specified against its name on the signature page hereof or, in the case of an Agent not originally party hereto, specified in its terms of appointment or such other office in the same city or town as such Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 12;

     "Sterling" and "(Pounds)" denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling;

     "TARGET Business Day" means a day upon which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor to such system, is open;

     "Tenor" means, in relation to any Note, the period from its Issue Date until its maturity; and

     "Yen" and "(Yen)" denote the lawful currency of Japan; and "Yen Note" means a note denominated in Yen.

1.2 Any reference in this Agreement to the nominal amount of any Note includes any additional amounts which may become payable in respect thereof pursuant to the terms of such Note.

1.3 Any reference in this Agreement to a Clause or a Schedule is, unless otherwise stated, to a clause hereof or a schedule hereto.

1.4 Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.   APPOINTMENT OF THE AGENT

2.1 The Issuer appoints the Agent at its specified office as its agent in relation to the Notes for the purposes specified in this Agreement and such other purposes that the Issuer may request and as are reasonably acceptable to the Agent and for all matters incidental thereto.

2.2 The Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement and, in connection therewith shall take all such action as may be incidental thereto as agreed between the Agent and the Issuer.

3.   THE NOTES

3.1  Each Note issued hereunder shall be:

     3.1.1 substantially in the relevant form scheduled hereto or, as the case may be, such other form as may be agreed between the Issuer and the Issuing Agent from time to time;

     3.1.2     duly executed manually or in facsimile on behalf of the Issuer;
               and

     3.1.3 authenticated manually by two authorised signatories of the Issuing Agent.

3.2 The Issuer shall procure that a sufficient quantity of executed but unauthenticated Notes is at all times available to the Issuing Agent for the purpose of issue hereunder. The Issuing Agent shall notify the Issuer forthwith on written request of the quantity of Notes which are at the date of such request held by it.

3.3 The Issuer may use the manual or facsimile signature on any Note of any person who on the date of preparation or printing of such Note was duly authorised to execute such Note on behalf of the Issuer, notwithstanding that at the date of issue of the relevant Note such person may for any reason (including death) no longer be so authorised. The Issuer may change the name of any person whose manual or facsimile signature is to appear on the Notes to bind the Issuer, by delivering to the Issuing Agent, no later than 30 days before the first date on which there are to be issued Notes in respect of which such manual or facsimile signature is to be used, a copy of such signature in such form as the Issuing Agent may require.

4.   ISSUE OF NOTES

4.1 The Issuer shall give to the Issuing Agent by facsimile transmission details (in substantially the form of the confirmation set out in Schedule
     1) of any Notes to be issued by it under this Agreement and all such other information as the Issuing Agent may require for it to carry out its functions as contemplated by this clause, by not later than:

     4.1.1 12.30 p.m. (London time) on the proposed Issue Date (in the case of Sterling Definitive Notes); or

     4.1.2 in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed Issue Date,

     (or such later time or date as may subsequently be agreed between the Issuer and the Issuing Agent) in respect thereof and the Issuing Agent shall thereupon be authorised to complete Notes of the appropriate aggregate principal or nominal amount and/or (as the case may be) a Global Note by inserting in the appropriate place on the face of each Note the dates on which such Note shall be issued and shall mature and otherwise completing the same. For the purposes of this Clause 4.1, the Issuing Agent may, if it considers it appropriate in the circumstances, treat a telephone communication from a person who it reasonably believes to have been duly authorised by the Issuer as sufficient instructions and authority from the Issuer to act in accordance with the provisions of this Clause 4.1, and the Issuer shall confirm such communication in writing no later than the relevant time referred to above.

4.2 If any such Notes as are mentioned in Clause 4.1 are not to be issued on any Issue Date, the Issuer shall immediately notify the Issuing Agent. Upon receipt of such notice the Issuing Agent shall not thereafter issue or release the relevant Notes, but shall cancel and destroy them.

4.3 Subject to Clause 4.2, the Issuing Agent shall deliver duly authenticated Notes, on the basis described below, on the Business Day before the proposed Issue Date of the Notes (unless specified otherwise) to a common depositary for Euroclear and Clearstream, Luxembourg on a delivery against payment basis or, in the case of Sterling Definitive Notes, make the same available for collection in accordance with applicable London market practice on their Issue Date.

4.4  In respect of all Notes delivered to depositaries in accordance with Clause
     4.3 above, the Issuing Agent shall give instructions to Euroclear and/or Clearstream, Luxembourg to credit the underlying Notes represented by the relevant Global Note to the Issuing Agent's distribution account. Each Note so credited to the Issuing Agent's distribution account with Euroclear or Clearstream, Luxembourg shall be held to the order of the Issuer pending delivery to the relevant Dealer on a delivery against payment basis in accordance with the normal procedures of Euroclear or Clearstream, Luxembourg, as the case may be. The Issuing Agent shall on the Issue Date and against receipt of funds from the relevant Dealer transfer the proceeds of issue to the Issuer to the relevant account notified by the Issuer to the Issuing Agent in accordance with Clause 4.1.

4.5 If on the relevant Issue Date the relevant Dealer does not pay the purchase price due from it in respect of any Note (the "Defaulted Note") and as a result the Defaulted Note remains in the Issuing Agent's distribution account with Euroclear or Clearstream, Luxembourg after the Issue Date (rather than being credited to the relevant Dealer's account against payment), the Issuing Agent will continue to hold the Defaulted Note to the order of the Issuer. If the Defaulted Note is in the Issuing Agent's distribution account with the Euroclear or Clearstream, Luxembourg on the date when payment in respect of such Note is made (and it shall be treated as being in such an account unless the Issuing Agent has received specific instructions to transfer it to the account of another account holder of Euroclear or Clearstream, Luxembourg) the Issuing Agent shall pay to the Issuer the amount received by the Issuing Agent from Euroclear or Clearstream, Luxembourg (or credited to a cash account of the Issuing Agent with Euroclear or Clearstream, Luxembourg) in respect of such Note.

4.6 If the Issuing Agent pays an amount (the "Advance") to the Issuer on the basis that a payment (the "Payment") has been, or will be, received from the relevant Dealer and if the Payment has not been or is not received by the Issuing Agent on the date the Issuing Agent pays the Issuer, the Issuing Agent shall promptly inform the relevant Dealer and request that Dealer to pay the Payment, failing which the Issuer shall, upon being requested to do so, repay to the Issuing Agent the Advance and the cost of funding such advance as determined by the Issuing Agent and the Issuing Agent shall provide evidence thereof to the Issuer) on the Advance until the earlier of repayment in full of the Advance and receipt in full by the Issuing Agent of the Payment.

4.7 As soon as practicable after the Issue Date of any Notes, the Issuing Agent shall deliver to the Issuer and the Principal Paying Agent (who shall, if applicable, thereupon give details to the other Paying Agents) particulars of (a) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection, on such date, (b) the Issue Date and the Maturity Date of such Notes and
     (c) the series and serial numbers of all such Notes.

4.8 The Issuer hereby authorises and instructs the Issuing Agent to make all necessary notifications to and filings with any relevant central bank or other regulatory authority which shall monitor volumes of commercial paper in issue from time to time, including (without limitation and where applicable) the Bank of England and the Issuing Agent shall provide copies thereof to the Issuer.

4.9 The Issuer hereby authorises and instructs the Issuing Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with the terms of any Global Note presented to the Issuing Agent for exchange in whole (but not in part only).

4.10 The Issuer will give at least 10 days prior written notice to the Issuing Agent of a change in the Maximum Amount of Notes which may be issued under the Dealer Agreement.

4.11 The Issuer will promptly notify the Issuing Agent of the appointment, resignation, or termination of the appointment of any Dealer.

4.12 For ease of reference a timetable setting out the timing for the issuance of Notes under the Programme is set out in Schedule 3 but, in the event of an inconsistency between such timetable and the other provisions of this Agreement, the latter shall prevail.

5.   PAYMENTS

5.1 The Issuer undertakes in respect of each Note issued by the Issuer to pay, in the currency in which such Note is denominated, no later than 12.00 p.m. (local time) in the place of payment on the Maturity Date or any relevant interest payment date of each Note, an amount sufficient to pay the full amount payable on such date by way of principal, interest or otherwise in respect thereof:

     5.1.1 in the case of Dollar Notes, by transfer of same day value Dollar funds to account number 1088202 of the Paying Agent at Bank One, NA or such other account of the Paying Agent at such bank in New York City as the Paying Agent may from time to time designate for the purpose;

     5.1.2 in the case of euro Notes, by transfer of same day value euro funds to such account of the Paying Agent at such bank in such city as the Paying Agent may from time to time designate for the purpose; and

     5.1.3 in the case of Notes denominated in any other currency, by transfer of immediately available and freely transferable funds in such other currency to such account of the Paying Agent at such bank in the principal financial centre for such other currency as the Paying Agent may from time to time designate for the purpose.

5.2 The Issuer shall, prior to 12 noon (London time) on the second Business Day immediately preceding the Maturity Date or any relevant interest payment date of any Note (or such later time or date as may subsequently be agreed between the Issuer and the Paying Agent), send to the Paying Agent (or, at the option of the Paying Agent, shall procure that a bank irrevocably confirms to the Paying Agent by authenticated SWIFT message) irrevocable confirmation that payment will be made and the details of the bank through which the Issuer is to make the payment due pursuant to this Clause.

5.3 The Issuer hereby authorises and directs any other Paying Agents, if applicable, from funds so paid to the Paying Agent to make payment of all amounts due on the Notes as set forth herein and in the Notes and, if applicable, authorises the Paying Agent on demand to reimburse the claims of any other Paying Agent for amounts paid by it.

5.4 If the Paying Agent has not received on the Maturity Date or any relevant interest payment date of any Notes the full amount payable in respect thereof on such date and confirmation satisfactory to itself that such payment has been received, no Paying Agent shall be required to make payment of any amount due on any Note. Nevertheless, subject to the foregoing, if the Paying Agent is satisfied that it will receive such full amount later, it shall be entitled to pay maturing Notes due in accordance with their terms. In addition, it shall forthwith so notify any other Paying Agent, if applicable, who will, as paying agents of the Issuer, pay on behalf of the Issuer on and after each due date for payment the amount due to be paid on surrender of the Notes in accordance with their terms.

5.5 If a Paying Agent makes such payment on behalf of the Issuer under Clause 5.4, the Issuer shall be liable on demand by such Paying Agent to pay to such Paying Agent the amount so paid out, together with the cost of funding any such payment made by it (as determined by the Paying Agent and the Issuing Agent shall provide evidence thereof to the Issuer).

5.6 Where any Notes ("New Notes") are to be issued on the maturity date of any outstanding Notes denominated in the same currency, the amount actually received by the Principal Paying Agent in respect of such issue (or so much thereof as shall be required to pay the maturing Notes in full) may be applied in or towards payment of the amounts due on the Notes maturing on such maturity date and the Paying Agent shall notify the Issuer of the amount by which such proceeds will, assuming payment for such New Notes having been made in full, be insufficient to pay the amounts due on the maturity of the Notes maturing on such maturity date, and the Issuer shall pay such shortfall amount in accordance with Clause 5.1.

5.7 If at any time a Paying Agent makes a partial payment in respect of any Note presented to it, it shall procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note.

5.8 The Paying Agent shall promptly reimburse each other Paying Agent, if applicable, for payments in respect of the Notes properly made by it in accordance with this Agreement and the Notes.

6.   CANCELLATION, DESTRUCTION, RECORDS AND CUSTODY

6.1 All Notes which mature and are paid in full shall be cancelled forthwith by the Paying Agent through which they are paid. In the case of a Paying Agent other than the Paying Agent specified above, it shall as soon as practicable give all relevant details and forward the cancelled Notes to such Paying Agent. The Paying Agent shall, unless the Issuer otherwise directs, destroy the cancelled Notes, and as soon as reasonably practicable after each Maturity Date, furnish the Issuer with particulars of the aggregate principal amount of the Notes maturing on such Maturity Date which have been destroyed since the last certification so furnished and the series and serial numbers of all such Notes.

6.2 The Paying Agent shall keep and make available at all reasonable times to the Issuer a full and complete record of all Notes and of their issue, payment, cancellation and destruction and, in the case of Global Notes, their exchange for Definitive Notes but the Paying Agent shall have no liability for any failure to comply herewith if the information required to be provided to it has not been provided by the Issuer, the Issuing Agent or, if applicable, any other Paying Agent.

6.3 The Issuing Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof.

6.4 The Issuer may from time to time with the approval, where appropriate, of the Issuing Agent make arrangements as to the replacement of Notes which shall have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

6.5 The Paying Agent shall make available for inspection during its office hours at its specified office copies of this Agreement.

7.   Appointment and Duties of the Calculation Agent

7.1 The Issuer appoints the Paying Agent at its specified office as Calculation Agent in relation to those Notes in respect of which it has agreed to act as Calculation Agent.

7.2 The Paying Agent accepts its appointment as Calculation Agent in relation to such Notes and agrees to comply with the provisions of this Agreement and the relevant Notes. The Paying Agent acknowledges and agrees that it shall be appointed as Calculation Agent in respect of each issue of Index Linked Notes unless the Dealer (or one of the Dealers) through whom such Notes are issued has agreed with the Issuer to act as Calculation Agent or the Issuer otherwise agrees to appoint another institution as Calculation Agent.

7.3 The Calculation Agent shall in respect of each issue of Index Linked Notes in relation to which it is appointed as such, determine the redemption amount of, and/or, if applicable, the amount of interest payable on, each Index Linked Note in accordance with the redemption calculation applicable thereto.

7.4 The Calculation Agent shall as soon as it has made its determination as provided for in Clause 7.3 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Principal Paying Agent (if other than the Calculation Agent) of the redemption amount and/or, if applicable the amount of interest so payable.

8.   Fees and Expenses

8.1 The Issuer undertakes to pay such fees and expenses in respect of the Agents' services under this Agreement as are set out in a letter of even date herewith from the Paying Agent to, and countersigned by, the Issuer at the time and in accordance with the manner stated therein.

8.2 The Issuer undertakes to pay all stamp and other documentary taxes, fees or duties, if any, to which this Agreement or the issue of any Notes may be subject.

8.3 The Issuer undertakes to pay on demand all reasonable out-of-pocket expenses (including legal, advertising and postage expenses) properly incurred by any of the Agents in connection with their services under this Agreement.

9.   Terms of Appointment

9.1 Prior to the first issue of the Notes, the Issuer shall supply to the Issuing Agent and the Paying Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

9.2 Each Agent and the Calculation Agent shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against any Agent or the Calculation Agent.

9.3 Each Agent and (in the case of sub-clauses 9.3.4, 9.3.5 and 9.3.6) the Calculation Agent may, in connection with its services hereunder:

     9.3.1 except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice to the contrary or any memorandum thereon, treat the bearer of any Note as the absolute owner thereof and make payments thereon accordingly;

     9.3.2     assume that the terms of each Note as issued are correct;

     9.3.3 refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Note to the Issuer for determination by the Issuer and rely upon any determination so made;

     9.3.4 rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine and be protected and incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer;

     9.3.5 engage and pay for the advice or services of any lawyers or other experts whose advice or services may to it seem necessary and rely upon any advice so obtained (and such Agent or, as the case may be, the Calculation Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith); and

     9.3.6 treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

9.4 Notwithstanding anything to the contrary expressed or implied herein, none of the Agents nor the Calculation Agent shall, in connection with their or its services hereunder, be under any fiduciary duty towards any person other than the Issuer, be responsible for or liable in respect of the authorisation, validity or legality of any Note issued or paid by it hereunder or any act or omission of any other person (including, without limitation, any other party hereto and, in the case of the Calculation Agent, any bank from whom any quote may have been obtained) or be under any obligation towards any person other than the Issuer and, in the case of the Agents, any other Agent. The Paying Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any provisions of this Agreement or of the Notes.

9.5 Each of the Agents and the Calculation Agent may purchase, hold and dispose of Notes and may enter into any transaction (including, among others, any depositary, trust or agency transaction) with any holders or owners of any Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes.

9.6 The Issuer shall indemnify each Agent and the Calculation Agent (each, an "indemnified party") against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which it may incur, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 8 and otherwise than by reason of its own negligence or wilful misconduct or breach of the terms of this Agreement, as a result or arising out of or in relation to its acting as the agent of the Issuer in relation to the Notes. The indemnity in this Clause 9 shall continue in full force and effect notwithstanding completion of any arrangements for the subscription and issue of the ECP Notes or termination of this Agreement.

9.7 Except in the case of its gross negligence or wilful default, the Agents shall not be liable for any act or omission under this Agreement or if any Note shall be lost, stolen, destroyed or damaged. Under no circumstances shall the Agents be liable for any consequential or special loss, howsoever caused or arising.

10.  Changes in Agents

10.1 Any Agent may resign its appointment hereunder at any time by giving to the Issuer and the Issuer may terminate the appointment of any Agent by giving to such Agent, at least 45 days' written notice to that effect, provided that no such resignation or termination of the appointment of the Principal Paying Agent or the Issuing Agent shall take effect until a successor has been appointed by the Issuer.

10.2 The Issuer agrees with each Agent that if, by the day falling 10 days before the expiry of any notice under Clause 10.1, the Issuer has not appointed a replacement Agent, then the relevant Agent shall be entitled, on behalf of the Issuer to appoint in its place any reputable financial institution of good standing and the Issuer shall not unreasonably object to such appointment.

10.3 If any Agent merges with or is consolidated with, or sells or otherwise transfers all or substantially all of its assets and business to any person, then on the date when the merger, consolidation or transfer becomes effective, that person shall become the successor to such Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuer. After that date, all references to this Agreement to the relevant Agent shall be deemed to be references to the relevant person.

11.  Modification

     This Agreement may be amended by further agreement among the parties hereto and without the consent of holders of the Notes.

12.  Notices

12.1 All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter or fax) and shall be sent to the intended recipient at the address or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address and fax number so designated by each party are set out on the signature page of this Agreement.

12.2 Any communication from any party to any other under this Agreement shall be effective if sent by letter or fax, upon receipt by the addressee provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until
     10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.  Law and Jurisdiction

13.1 This Agreement is governed by, and shall be construed in accordance with the laws of the State of New York.

13.2 Each of the parties hereto agrees for the benefit of the Agents and the Calculation Agent that the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

13.3 The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of New York being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

13.4 The Issuer agrees that the process by which any Proceedings in the State of New York are begun may be served on it by being delivered to CT Corporations System at 111 Eight Avenue, New York, NY 10011, U.S.A. or, if different, its principal place of business in the County of New York for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the Issuer's behalf, the Issuer shall, on the written demand of any Agent or the Calculation Agent, appoint a further person in the County of New York to accept service of process on its behalf and, failing such appointment within 15 days, any Agent or the Calculation Agent shall be entitled to appoint such a person by written notice to the Issuer. Nothing in this sub-clause shall affect the right of any Agent or the Calculation Agent to serve process in any other manner permitted by law.

13.5 The submission to the jurisdiction of the courts of New York shall not (and shall not be construed so as to) limit the right of any Agent or the Calculation Agent to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

14.  Counterparts

     This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                  SCHEDULE 1
                     Form of Confirmation to Issuing Agent

To:         Bank One, NA

Attention:  Corporate Trust

                                STEELCASE INC.

             Issue and Paying Agency Agreement dated 20 June 2001

We hereby confirm our telephone instruction to prepare, complete, authenticate and issue [Global/Sterling Definitive] Notes (in accordance with the terms of the above Issue and Paying Agency Agreement) and instruct you to:

(a) Credit the account of [name of Dealer] with [Euroclear/Clearstream, Luxembourg]/1/ with the following underlying Notes:

     (i)    Currency and Amount:  [          ]

     (ii)   Issue Date:  [          ]

     (iii)  Maturity Date:  [         ]

     (iv)   Yield/Interest Rate:  [         ]

     against payment of [          ]

(b) Hold the following Sterling Definitive Notes available for collection by [name of Dealer]:

     (i)    Amount:  (Pounds)[          ]

     (ii)   Issue Date:  [          ]

     (iii)  Maturity Date:  [          ]

     (iv)   Yield/Interest Rate:  [         ]

     against an undertaking from such Dealer or of the paying bank for such
     Dealer to make payment of [          ] on the Issue Date.

Date:

STEELCASE INC.

By:

                                  SCHEDULE 2
                                 Forms of Note

                            Form of ECP Global Note
                   (Interest Bearing/Discounted/Index-Linked)

ANY UNITED STATES PERSON (AS DEFINED IN SECTION 7701 OF THE INTERNAL REVENUE
CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

   [This ECP Global Note constitutes Interest Bearing/Discounted/Index-Linked* Commercial Paper issued in accordance with Regulations made under Section 4 of the Banking Act 1987]/1/

                                                STEELCASE INC.
No: _____________________________________________          Series No.: ___________________________________________

Issued in London on: ____________________________          Maturity Date: ________________________________________

Specified Currency: _____________________________          Denomination: _________________________________________

Nominal Amount: _________________________________          Reference Rate: LIBOR/EURIBOR/2/
(words and figures if a Sterling Note)

Calculation Agent:/3/____________________________          Minimum Redemption Amount: (Pounds)100,000/4/ _________
(Principal)                                                (one hundred thousand pounds)

Fixed Interest Rate:/5/ _______________%per annum          Margin:/6/ ____________________________________________%
-------------------------------------------------------------------------------------------------------------------

* Delete as appropriate. For ECP Global Notes in respect of which the Issuer accepts the issue proceeds in the United Kingdom (e.g. Sterling Notes), the title must accurately reflect any unusual features of the Note to comply with paragraph 9(c) of the Bank of England Notice dated 18 March 1997.

/1/ Applicable only if an ECP Global Note in respect of which the Issuer accepts the issue proceeds in the United Kingdom (e.g. Sterling Notes) before the Financial Services and Markets Act 2000 is brought into force.

/2/ Delete as appropriate. The reference rate will be LIBOR unless this ECP Global Note is denominated in euro and the Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.

/3/  Complete for index-linked ECP Notes only.

/4/  Delete if a not Sterling ECP Note.

Calculation Agent:/6/ __________________________           Interest Payment Dates:/7/ ______________________________

--------------------------------------------------------------------------------

/5/   Complete for fixed rate interest bearing ECP Notes only.

/6/   Complete for floating rate interest bearing ECP Notes only.

/7/   Complete for interest bearing ECP Notes.

1. For value received, Steelcase Inc. (the "Issuer") promises to pay to the bearer of this ECP Global Note on the above-mentioned Maturity Date:

      (a)  the above-mentioned Nominal Amount; or

      (b) if this ECP Global Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this ECP Global Note and/or is available for inspection at the offices of the Paying Agent referred to below, together with interest thereon at the rate and at the times (if any) specified herein.

      All such payments shall be made in accordance with an issuing and paying agency agreement (ECP Notes) dated 20 June 2001 between the Issuer, the issuing agent and any paying agents referred to therein, a copy of which is available for inspection at the offices of Bank One, NA (the "Paying Agent") at 27 Leadenhall Street, London EC3A 1AA, England, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this ECP Global Note at the offices of the Paying Agent referred to above by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer in the principal financial centre in the country of that currency or, in the case of an ECP Global Note denominated in euro, by euro cheque drawn on, or by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union.

2. This ECP Global Note is issued in representation of an issue of ECP Notes in the above-mentioned aggregate Nominal Amount.

3. All payments in respect of this ECP Global Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction (each a "Relevant Jurisdiction") through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes as a result of a change in U.S. Federal income tax law, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this ECP Global Note or the holder or beneficial owner of any interest herein or rights in respect hereof after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable:

      (a) any Taxes that would have not been so imposed, levied, collected, withheld or assessed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, member or shareholder beneficiary of, or possessor of a power over, such holder, if such holder is an estate, trust partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or, if the United States is the Relevant Jurisdiction, having not been a United States Alien (as herein after defined) or (ii) such holders' past or present status as a personal holding company, foreign personal holding company or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

     (b) in respect of any deduction or withholding which would not have been required but for the presentation by the bearer of this ECP Global Note for payment on a date more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later;

     (c) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or government charge; or

     (d) any Taxes that would not have been imposed but for a failure of such holder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of this ECP Global
           Note if such compliance is required by statute or regulation of the Relevant Jurisdiction as a precondition to relief or exemption from withholding or deduction of all or part of such Taxes. Nor shall additional interest be paid with respect to a payment on this ECP Global Note to a holder who is in fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such a fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of this ECP Global Note. The term "United States Alien" means any person who, as to the United States, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

4. The payment obligation of the Issuer represented by this ECP Global Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking (other than in the case of obligations preferred by mandatory provision of law) pari passu without any preference with all present and future unsecured and unsubordinated indebtedness of the Issuer.

5. If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this ECP Global Note shall not be entitled to any interest or other sums in respect of such postponed payment.

     As used in this ECP Global Note:

     "Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars, shall be Sydney) or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

     "TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

6. This ECP Global Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

7. This ECP Global Note is issued in respect of an issue of ECP Notes of the Issuer and is exchangeable in whole (but not in part only) for duly executed and authenticated bearer ECP Notes in definitive form (whether before, on or, subject as provided below, after the Maturity Date):

     (a) if Euroclear Bank S.A./N.V. as operator of the Euroclear System or Clearstream Banking, societe anonyme, Luxembourg are closed for a continuous period of 14 days (other than by reason of public holidays); or

     (b) if default is made in the payment of any amount payable in respect of this ECP Global Note; or

     (c)  at the request of the bearer of this ECP Global Note.

     Upon or, in the case of (c) above, on the tenth London Banking Day (as defined below) following presentation and surrender of this ECP Global Note during normal business hours to the Issuer at the offices of the Paying Agent (or to any other person or at any other office outside the United States as may be designated in writing by the Issuer to the bearer), the Paying Agent shall authenticate and deliver, in exchange for this ECP Global Note, bearer definitive notes denominated in the above-mentioned Specified Currency in an aggregate nominal amount equal to the Nominal Amount of this ECP Global Note.

8. If, upon the occurrence of an event described in paragraph 7 and following such surrender, Definitive ECP Notes are not issued in full exchange for this ECP Global Notes before 5.00 p.m. (London time) on the thirtieth day after surrender, this ECP Global Note (including the obligation hereunder to issue Definitive ECP Notes) will become void and the bearer will have no further rights under this ECP Global Note (but without prejudice to the rights which any person may have pursuant to paragraph 9 below).

9. Interests in this ECP Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg. Each person who is shown in the records of Euroclear or Clearstream, Luxembourg as entitled to a particular number of Definitive ECP Notes by way of an interest in this ECP Global Note will be treated by the Issuer, the Guarantor and the Agent as the holder of such number of Definitive ECP Notes, and the expression "Noteholder" shall be construed accordingly. For purposes of this ECP Global Note, the securities account records of Euroclear or Clearstream, Luxembourg shall, in the absence of manifest error, be conclusive evidence of the identity of the Noteholders and of the nominal amount of the ECP Notes represented by this ECP Global Note credited to the securities accounts of such Noteholders. Any statement issued by Euroclear or Clearstream, Luxembourg to any Noteholder relating to a specified ECP Note or ECP Notes credited to the securities account of such Noteholder and stating the nominal amount of such ECP Note or ECP Notes and certified by Euroclear or Clearstream, Luxembourg to be a true record of such securities account shall, in the absence of manifest error, be conclusive evidence of the records of Euroclear or Clearstream, Luxembourg for the purposes of the next preceding sentence (but without prejudice to any other means of producing such records in evidence). Notwithstanding any provisions to the contrary contained in this ECP Global Note, the Issuer irrevocably agrees, for the benefit of such Noteholders and their successors and assigns, that each Noteholder or its successors or assigns may without the consent and to the exclusion of the bearer hereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each ECP Note represented by this ECP Global Note which is credited to such Noteholder's securities account with Euroclear or Clearstream, Luxembourg without the production of this ECP Global Note, provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such ECP Notes.

10.  If this is an interest bearing ECP Global Note, then:

     (a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this ECP Global Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

     (b) upon each payment of interest (if any) prior to the Maturity Date in respect of this ECP Global Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment.

11. If this is a fixed rate interest bearing ECP Global Note, interest shall be calculated on the Nominal Amount as follows:

     (a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this ECP Global Note is denominated in Sterling, 365 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

     (b) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning (and including) on an Interest Payment Date and ending (and excluding) on the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

12. If this is a floating rate interest bearing ECP Global Note, interest shall be calculated on the Nominal Amount as follows:

     (a) in the case of an ECP Global Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days or, if this ECP Global Note is denominated in Sterling, 365 days.

          As used in this ECP Global Note:

          "LIBOR" shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended updated or replaced as at the date of this ECP Global Note, (the "ISDA Definitions")) as at 11.00 a.m. (London time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period or, if this ECP Global Note is denominated in Sterling, on the first day thereof (a "LIBOR Interest Determination Date"); and

          "London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

     (b) in the case of an ECP Global Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period

          (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

          As used in this ECP Global Note, "EURIBOR" shall be equal to EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date");

     (c) the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 11(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 11(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 or, if this ECP Global Note is denominated in Sterling, by 365 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

     (d) a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

     (e) the period beginning on (and including) the Issue Date and ending on (and excluding) the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

     (f) the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to Euroclear Bank S.A./N.V. as operator of the Euroclear System and/or Clearstream Banking, societe anonyme, Luxembourg or, if this ECP Global Note has been exchanged for bearer definitive ECP Notes pursuant to paragraph 7, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

13. If the issue proceeds of this ECP Global Note are accepted by the Issuer in the United Kingdom:

     (a) the Nominal Amount or Minimum Redemption Amount (as applicable) shall be not less than (Pounds)100,000; and

     (b) the Issuer confirms (a) that this ECP Global Note represents commercial paper issued under an exemption from the Banking Act 1987,
          (b) that the Issuer is not an institution authorised under the Banking Act 1987 or a European authorised institution and (c) that repayment of the principal and payment of any interest or premium in connection with this ECP Global Note has not been guaranteed.

14. Instructions for payment must be received at the offices of the Paying Agent referred to above together with this ECP Global Note as follows:

     (a) if this ECP Global Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

     (b) if this ECP Global Note is denominated in United States dollars, Canadian dollars or Sterling, on or prior to the relevant payment date; and

     (c) in all other cases, at least one Business Day prior to the relevant payment date.

     As used in this paragraph, "Business Day" means:

     (i) a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

     (ii) in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

15. This ECP Global Note shall not be validly issued unless manually authenticated by Bank One, NA.

16. This ECP Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York.

17. (a) Appropriate forum: The Issuer irrevocably agrees that any suit, action or proceeding arising out of or relating to this ECP Global Note ("Proceedings") may be instituted in the courts of the State of New York or the federal courts sitting in the Borough of Manhattan, City of New York, State of New York. The issuer irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings and any claim that such Proceedings have been brought in any inconvenient or inappropriate forum, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any Proceedings. The Issuer further irrevocably agrees that a judgment in any Proceedings brought in such courts may be enforced in the courts of any other jurisdiction.

    (b) Service of process: Nothing herein contained shall limit the right of any party hereto to initiate Proceedings in any other court of competent jurisdiction; nor shall the initiation of Proceedings in any one or more jurisdictions preclude taking Proceedings in any other jurisdiction.

    (c) Non-exclusivity: The Issuer hereby irrevocably appoints CT Corporation Systems, 1633 Broadway, New York, New York 10019, as its agent to accept service of process in any Proceedings in New York City in connection herewith.


AUTHENTICATED by                                Signed on behalf of:
BANK ONE, NA                                    STEELCASE INC
without recourse, warranty or liability and for authentication purposes only


By: __________________________________          By: ___________________________
(Authorised Signatory)                          (Authorised Signatory)


By: __________________________________          By: ___________________________
(Authorised Signatory)                          (Authorised Signatory)

                                   SCHEDULE
                             Payments of Interest

The following payments of interest in respect of this ECP Global Note have been made:

Date                Payment          Payment             Amount                 Notation
Made                From             To                  Paid                   on behalf
                                                                                of Paying
                                                                                Agent
--------------      ----------       -------------       ----------------       --------------
--------------      ----------       -------------       ----------------       --------------
--------------      ----------       -------------       ----------------       --------------
--------------      ----------       -------------       ----------------       --------------
--------------      ----------       -------------       ----------------       --------------

                 Pro-forma Redemption or Interest Calculation
                        (Index linked ECP Global Note)

This is the Redemption or Interest Calculation relating to the attached index-linked ECP Global Note:


Calculation Date:             _____________________________

Calculation Agent:            _____________________________

/1/[Minimum Redemption
Amount (per Note):            (Pounds)100,000 (for Sterling Notes only)]

Redemption Amount:            to be calculated by the Calculation Agent as
                              follows:

                              [Insert particulars of index and redemption calculation]

                              [Indicate whether the calculation refers to principal or coupon]

Confirmed:


__________________________
For STEELCASE INC.

Note: The Calculation Agent is required to notify the Principal Paying Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

________________________________________________________________________________
/1/  Delete if not a Sterling linked Note

                          Form of ECP Definitive Note
                  (Interest Bearing/Discounted/Index-Linked)
                                (Non-Sterling)*

ANY UNITED STATES PERSON (AS DEFINED IN SECTION 7701 OF THE INTERNAL REVENUE
CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

                                   STEELCASE INC.

No:__________________________      Series No.: _________________________________

Issued in London on:_________      Maturity Date: ______________________________

Specified Currency:__________      Denomination: _______________________________

Nominal Amount:______________      Reference Rate:/4/____months LIBOR/EURIBOR/1/

Calculation Agent:/2/________      Fixed Interest Rate:/3/___________ %per annum
(Principal)

Margin:/4/___________________ %    Calculation Agent:/4/ _______________________
                                   (Interest)

Interest Payment Dates:/5/____________


________________________________________________________________________________


* This form of definitive note is designed for use where the issue proceeds are accepted outside the UK. If the issue proceeds are accepted within the UK (e.g. for sterling issues or, at least potentially, euro issues), the requirements of the Banking Act 1987 (Exempt Transactions) Regulations 1997 and/or the Bank of England Notice dated 18 March 1997 and/or the BBA London Good Delivery requirements will have to be met. For this reason, euro issues almost always involve settlement outside the UK.

/1/  Delete as appropriate. The reference rate will be LIBOR unless this ECP
     Note is denominated in euro and the Issuer and the relevant Dealer agree that the reference rate should be EURIBOR.

/2/  Complete for index-linked ECP Notes only.

/3/  Complete for fixed rate interest bearing ECP Notes only.

/4/  Complete for floating rate interest bearing ECP Notes only.

/5/  Complete for interest bearing ECP Notes.

1. For value received, Steelcase Inc. (the "Issuer") promises to pay to the bearer of this ECP Note on the above-mentioned Maturity Date:

     (a)  the above-mentioned Nominal Amount; or

     (b) if this ECP Note is index-linked, an amount (representing either principal or interest) to be calculated by the Calculation Agent named above, in accordance with the redemption or interest calculation, a copy of which is attached to this ECP Note and/or is available for inspection at the offices of the Paying Agent referred to below, together with interest thereon at the rate and at the times (if any) specified herein.

     All such payments shall be made in accordance with an issuing and paying agency agreement (ECP Notes) dated 20 June 2001 between the Issuer, the issuing agent and the paying agents referred to therein, a copy of which is available for inspection at the offices of Bank One, NA (the "Paying Agent") at 27 Leadenhall Street, London EC3A 1AA, England, and subject to and in accordance with the terms and conditions set forth below. All such payments shall be made upon presentation and surrender of this ECP Note at the offices of the Paying Agent referred to above by transfer to an account denominated in the above-mentioned Specified Currency maintained by the bearer in the principal financial centre in the country of that currency or, in the case of an ECP Note denominated in euro, by euro cheque drawn on, or by transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any member state of the European Union.

2. All payments in respect of this ECP Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for or on account of, taxes, levies, duties, assessments or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction (each a "Relevant Jurisdiction") through, in or from which such payments are made or any political subdivision or taxing authority of or in any of the foregoing ("Taxes"). If the Issuer or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes as a result of a change in U.S. Federal income tax law, the Issuer shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by the bearer of this ECP Note or the holder or beneficial owner of any interest herein or rights in respect hereof after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable:

     (a) any Taxes that would have not been so imposed, levied, collected, withheld or assessed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, member or shareholder beneficiary of, or possessor of a power over, such holder, if such holder is an estate, trust partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or, if the United States is the Relevant Jurisdiction, having not been a United States Alien (as herein after defined) or (ii) such holders' past or present status as a personal holding company, foreign personal holding company or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

     (b) in respect of any deduction or withholding which would not have been required but for the presentation by the bearer of this ECP Note for payment on a date more than 15 days after the Maturity Date or, if applicable, the relevant Interest Payment Date or (in either case) the date on which payment hereof is duly provided for, whichever occurs later;

     (c) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or government charge; or

     (d) any Taxes that would not have been imposed but for a failure of such holder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of this ECP Note if such compliance is required by statute or regulation of the Relevant Jurisdiction as a precondition to relief or exemption from withholding or deduction of all or part of such Taxes. Nor shall additional interest be paid with respect to a payment on this ECP Note to a holder who is in fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such a fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the holder of this ECP Note. The term "United States Alien" means any person who, as to the United States, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

3. The payment obligation of the Issuer represented by this ECP Note constitutes and at all times shall constitute a direct and unsecured obligation of the Issuer ranking (other than in the case of obligations preferred by mandatory provison of law) pari passu without any preference with all present and future unsecured and unsubordinated indebtedness of the Issuer.

4. If the Maturity Date or, if applicable, the relevant Interest Payment Date is not a Payment Business Day (as defined herein) payment in respect hereof will not be made and credit or transfer instructions shall not be given until the next following Payment Business Day and the bearer of this ECP Note shall not be entitled to any interest or other sums in respect of such postponed payment.

     As used in this ECP Note:

    "Payment Business Day" means any day other than a Saturday or Sunday which is both (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation, and (B) either (i) if the above-mentioned Specified Currency is any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in both London and the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars, shall be Sydney) or (ii) if the above-mentioned Specified Currency is euro, a day which is a TARGET Business Day; and

    "TARGET Business Day" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, is operating credit or transfer instructions in respect of payments in euro.

5. This ECP Note is negotiable and, accordingly, title hereto shall pass by delivery and the bearer shall be treated as being absolutely entitled to receive payment upon due presentation hereof (notwithstanding any notation of ownership or other writing thereon or notice of any previous loss or theft thereof).

6.  If this is an interest bearing ECP Note, then:

    (a) notwithstanding the provisions of paragraph 1 above, if any payment of interest in respect of this ECP Note falling due for payment prior to the above-mentioned Maturity Date remains unpaid on the fifteenth day after falling so due, the amount referred to in part (a) or (b) (as the case may be) of paragraph 1 shall be payable on such fifteenth day; and

    (b) upon each payment of interest (if any) prior to the Maturity Date in respect of this ECP Note, the Schedule hereto shall be duly completed by the Paying Agent to reflect such payment.

7. If this is a fixed rate interest bearing ECP Note, interest shall be calculated on the Nominal Amount as follows:

    (a) interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days at the above-mentioned Interest Rate with the resulting figure being rounded to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards); and

    (b) the period beginning on the Issue Date and ending on the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on (and excluding) the next succeeding Interest Payment Date is an "Interest Period" for the purposes of this paragraph.

8. If this is a floating rate interest bearing ECP Note, interest shall be calculated on the Nominal Amount as follows:

     (a) in the case of an ECP Note which specifies LIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of LIBOR and the above-mentioned Margin (if any) above or below LIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

          As used in this ECP Note:

          "LIBOR" shall be equal to the rate defined as "LIBOR-BBA" in respect of the above-mentioned Specified Currency (as defined in the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, updated or replaced as at the date of this ECP Note, (the "ISDA Definitions")) as at 11.00 a.m. (London
          time) or as near thereto as practicable on the second London Banking Day before the first day of the relevant Interest Period (a "LIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this ECP Note in relation to the Reference Rate; and

          "London Banking Day" shall mean a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

     (b) in the case of an ECP Note which specifies EURIBOR as the Reference Rate on its face, the Rate of Interest will be the aggregate of EURIBOR and the above-mentioned Margin (if any) above or below EURIBOR. Interest shall be payable on the Nominal Amount in respect of each successive Interest Period (as defined below) from (and including) the Issue Date to (and excluding) the Maturity Date only, in arrear on the relevant Interest Payment Date, on the basis of the actual number of days in such Interest Period and a year of 360 days.

          As used in this ECP Note, "EURIBOR" shall be equal to EUR-EURIBOR-Telerate (as defined in the ISDA Definitions) as at 11.00 a.m. (Brussels time) or as near thereto as practicable on the second TARGET Business Day before the first day of the relevant Interest Period (a "EURIBOR Interest Determination Date"), as if the Reset Date (as defined in the ISDA Definitions) were the first day of such Interest Period and the Designated Maturity (as defined in the ISDA Definitions) were the number of months specified on the face of this ECP Note in relation to the Reference Rate;

     (c) the Calculation Agent will, as soon as practicable after 11.00 a.m. (London time) on each LIBOR Interest Determination Date or 11.00 a.m. (Brussels time) on each EURIBOR Interest Determination Date (as the case may be), determine the Rate of Interest and calculate the amount of interest payable (the "Amount of Interest") for the relevant Interest Period. "Rate of Interest" means (A) if the Reference Rate is EURIBOR, the rate which is determined in accordance with the provisions of paragraph 8(b), and (B) in any other case, the rate which is determined in accordance with the provisions of paragraph 8(a). The Amount of Interest shall be calculated by applying the Rate of Interest to the Nominal Amount of one Note of each denomination, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest amount of the above-mentioned Specified Currency which is available as legal tender in the country or countries (in the case of the euro) of the Specified Currency (with halves being rounded upwards). The determination of the Rate of Interest and the Amount of Interest by the Calculation Agent named above shall (in the absence of manifest error) be final and binding upon all parties;

     (d) a certificate of the Calculation Agent as to the Rate of Interest payable hereon for any Interest Period shall be conclusive and binding as between the Issuer and the bearer hereof;

     (e) the period beginning on (and including) the Issue Date and ending on (and excluding) the first Interest Payment Date and each successive period beginning on an Interest Payment Date and ending on the next succeeding Interest Payment Date is called an "Interest Period" for the purposes of this paragraph; and

     (f) the Issuer will procure that a notice specifying the Rate of Interest payable in respect of each Interest Period be published as soon as practicable after the determination of the Rate of Interest. Such notice will be delivered to the bearer of this ECP Note, or if that is not practicable, will be published in a leading English language daily newspaper published in London (which is expected to be the Financial Times).

9. Instructions for payment must be received at the offices of the Paying Agent referred to above together with this ECP Note as follows:

     (a) if this ECP Note is denominated in Australian dollars, New Zealand dollars, Hong Kong dollars or Japanese Yen, at least two Business Days prior to the relevant payment date;

     (b) if this ECP Note is denominated in United States dollars or Canadian dollars, on or prior to the relevant payment date; and

     (c) in all other cases, at least one Business Day prior to the relevant payment date.

     As used in this paragraph, "Business Day" means:

               (i) a day other than a Saturday or Sunday on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

               (ii) in the case of payments in euro, a TARGET Business Day and, in all other cases, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre in the country of the above-mentioned Specified Currency.

10. This ECP Note shall not be validly issued unless manually authenticated by Bank One, NA as issue agent.

11. This ECP Note is governed by, and shall be construed in accordance with, the laws of the State of New York.

12.  (a)       Appropriate forum: The Issuer irrevocably agrees that any suit, action or proceeding arising out of or relating to this ECP Note
               ("Proceedings") may be instituted in the courts of the State of New York or the federal courts sitting in the Borough of Manhattan, City of New York, State of New York. The issuer irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings and any claim that such Proceedings have been brought in any inconvenient or inappropriate forum, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any Proceedings. The Issuer further irrevocably agrees that a judgment in any Proceedings brought in such courts may be enforced in the courts of any other jurisdiction.

     (b) Service of process: Nothing herein contained shall limit the right of any party hereto to initiate Proceedings in any other court of competent jurisdiction; nor shall the initiation of Proceedings in any one or more jurisdictions preclude taking Proceedings in any other jurisdiction. If such person is not or ceases to be effectively appointed to accept service of process on the Issuer's behalf, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the offices of the Paying Agent, appoint a further person in the State of New York to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the offices of the Paying Agent. Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law.

     (c) Non-exclusivity: The Issuer hereby irrevocably appoints CT Corporation Systems, 1633 Broadway, New York, New York 10019, as its agent to accept service of process in any Proceedings in New York City in connection herewith.

AUTHENTICATED by                                Signed on behalf of:
BANK ONE, NA                                    STEELCASE INC.
Without recourse, warranty or liability and for authentication purposes only


By: __________________________________          By: ____________________________
(Authorised Signatory)                          (Authorised Signatory)

By: __________________________________          By: ____________________________
(Authorised Signatory)                          (Authorised Signatory)

                                   SCHEDULE
                             Payments of Interest

The following payments of interest in respect of this ECP Definitive Note have been made:

Date                Payment          Payment             Amount                 Notation
Made                From             To                  Paid                   on behalf
                                                                                of Paying
                                                                                Agent
______________      __________       _____________       ________________       ______________
______________      __________       _____________       ________________       ______________
______________      __________       _____________       ________________       ______________
______________      __________       _____________       ________________       ______________
______________      __________       _____________       ________________       ______________

                 Pro-forma Redemption or Interest Calculation
                      (Index linked ECP Definitive Note)

This is the Redemption or Interest Calculation relating to the attached index-linked ECP Definitive Note:

Calculation Date:     _____________________________

Calculation Agent:    _____________________________

Redemption Amount:    to be calculated by the Calculation Agent as follows:

                      [Insert particulars of index and redemption calculation]

                      [Indicate whether the calculation refers to principal or coupon]

Confirmed:


_____________________________
For STEELCASE INC.


Note: The Calculation Agent is required to notify the Paying Agent for the Notes of the Redemption Amount immediately upon completing its calculation of the same.

                                  SCHEDULE 3
                         Timetable for Issues of Notes

                Timetable for Issues of Notes for Two-day Value

Day              Latest Time             Action

Issue Date       2.00 p.m.               The Issuer may agree terms with one or
minus 2                                  more of the Dealers for the issue and
                                         purchase of Notes. Once agreement is
                                         reached, the Issuer telephones the
                                         Issuing Agent (to be confirmed by
                                         facsimile referred to below) to
                                         instruct it to prepare, complete,
                                         authenticate and issue a Global Note
                                         for each Tenor of underlying Notes
                                         which the Dealers have agreed to
                                         purchase, giving details of such Notes.

                 3.00 p.m.               The Issuer confirms its instructions to
                                         the Issuing Agent by facsimile
                                         (substantially in the form set out in
                                         Schedule 1), or by means of direct
                                         electronic communication in such manner
                                         as may be agreed between the Issuing
                                         Agent and the Issuer. The Issuer sends
                                         a copy of such confirmation to the
                                         relevant Dealer.

                                         The Issuing Agent telephones each of
                                         Euroclear and Clearstream, Luxembourg
                                         with a request for a security code for
                                         each Tenor of Notes (and if more than
                                         one Global Note is to be issued in
                                         respect of a series of Notes with the
                                         same Tenor, a separate security code
                                         for each). The Issuing Agent notifies
                                         such security code or codes to the
                                         Issuer and each Dealer which has agreed
                                         to purchase Notes.

                 5.00 p.m.               If a Dealer has reached agreement with
                                         the Issuer by telephone, such Dealer
                                         confirms to the Issuer (with a copy to
                                         the Issuing Agent) the terms of the
                                         agreement (including the currency and
                                         principal amount, issue date, maturity
                                         date and the yield/interest rate) by
                                         facsimile transmission or otherwise in
                                         writing. The details set out in this
                                         confirmation shall be conclusive
                                         evidence of the agreement (save in the
                                         case of manifest error) and shall be
                                         binding on the parties accordingly.

Issue Date       3.00 p.m.               The Issuing Agent prepares and
minus 1                                  authenticates the Global Note for each
                                         Tenor of Notes which the Dealers have
                                         agreed to purchase on the Issue Date.

                                         All Global Notes are then delivered to
                                         a common depositary for Euroclear and
                                         Clearstream, Luxembourg and
                                         instructions are given to
                                         Euroclear/Clearstream, Luxembourg (as
                                         appropriate) to credit the underlying
                                         Notes represented by such Global Notes
                                         to the Issuing Agent's distribution
                                         account. In respect of each Dealer
                                         which has agreed to purchase underlying
                                         Notes represented by Global Notes, the
                                         Issuing Agent instructs
                                         Euroclear/Clearstream, Luxembourg to
                                         debit from its distribution account the
                                         number of underlying Notes of each
                                         Tenor which such Dealer has agreed to
                                         purchase and to credit such underlying
                                         Notes to the account of such Dealer.
                                         Each Dealer which has agreed to
                                         purchase underlying Notes represented
                                         by Global Notes gives corresponding
                                         instructions to Euroclear/Clearstream,
                                         Luxembourg.

Issue Date                               Euroclear/Clearstream, Luxembourg debit
                                         and credit accounts in accordance with
                                         instructions received by them.

                 5.00 p.m.               In respect of Notes denominated in a
                                         currency other than U.S. Dollars, the
                                         Issuing Agent pays the Issuer the
                                         aggregate amounts received by it from
                                         the Dealer(s) in same day funds via
                                         transfer of funds to such account of
                                         the Issuer as the Issuer may notify to
                                         the Issuing Agent from time to time.

     Timetable for Issues of Sterling Definitive Notes for Same-Day Value

Day               Latest Time            Action

Issue Date        12.00 p.m.             The Issuer may agree terms with one or
                                         more of the Dealers for the issue and
                                         purchase of Notes. Once agreement is
                                         reached, the Issuer telephones the
                                         Issuing Agent (to be confirmed by the
                                         facsimile referred to below) to
                                         instruct it to prepare, complete,
                                         authenticate and issue Sterling
                                         Definitive Notes which the Dealers have
                                         agreed to purchase, giving details of
                                         such Notes.

                  12.30 p.m.             The Issuer confirms its instructions to
                                         the Issuing Agent by facsimile
                                         (substantially in the form set out in
                                         Schedule 1), or by means of direct
                                         electronic communication in such manner
                                         as may be agreed between the Issuing
                                         Agent and the Issuer. The Issuer sends
                                         a copy of such confirmation to the
                                         relevant Dealer.

                  12.30 p.m.             If a Dealer has reached agreement with
                                         the Issuer by telephone, such Dealer
                                         confirms to the Issuer (with a copy to
                                         the Issuing Agent) the terms of the
                                         agreement (including the yield, the
                                         aggregate principal amount of the Notes
                                         to be purchased by it, and their Tenor
                                         and Issue Date) by facsimile
                                         transmission or otherwise in writing.
                                         The details set out in this
                                         confirmation shall be conclusive
                                         evidence of the agreement (save in the
                                         case of manifest error) and shall be
                                         binding on the parties accordingly.

                  1.30 p.m.              The Issuing Agent prepares and
                                         authenticates the Notes for each Tenor
                                         of Notes which the Dealers have agreed
                                         to purchase on the Issue Date. The
                                         Issuing Agent holds all such Notes for
                                         collection by each Dealer which has
                                         agreed to purchase them against receipt
                                         of an undertaking of such Dealer (or,
                                         if the Issuing Agent requests, an
                                         undertaking of the bank through which
                                         payment is to be made) satisfactory to
                                         the Issuing Agent that payment of the
                                         aggregate issue prices due from such
                                         dealer will be made on the Issue Date.

                  2.30 p.m.              Payment instructions effected to
                                         transfer funds to the Issuer's account
                                         for same-day value.


Notes to the Timetables:

(a) Each day is a Business Day, counted in reverse order from the proposed Issue Date.

(b)  The Issue Date is a Business Day.

(c) Times given are the approximate times for the taking of the action in question and (save as otherwise provided) are references to London time.

(d) Times given may be varied from time to time, subject in each case to the express agreement of the Issuing Agent.

                                SIGNATURE PAGES

The Issuer

STEELCASE INC.

By:         /s/  Gary P. Malburg
            --------------------

Address:    901 44/th/ Street
            Grand Rapids
            M1 49508
            United States of America

Telephone:  +1 616 247 2710
Facsimile:  + 1 616 247 3040

Attention:  Treasury

The Issuing Agent, Paying Agent and Principal Paying Agent

BANK ONE, NA

By:         /s/  Jack Davis
            --------------------

Address:    27 Leadenhall Street
            London
            EC3A 1AA

Telephone:  +44 20 7903 4919/21
Facsimile:  +44 20 7867 9186

Attention:  Corporate Trust